UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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American Access Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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On November 14, 2006, registrant issued the following press release announcing certain results of operations for the three and nine months ended September 30, 2006 and 2005, respectively.

American Access Technologies Reports

Third Quarter Results

Confirms Projection for a Profitable 2006

Keystone Heights, FL – November 14, 2006 – (PRIMEZONE) – American Access Technologies, Inc. (NASDAQ: AATK) reported unaudited financial results for the three and nine months ended September 30, 2006.

Highlights of the quarter include:

•	Sixth consecutive quarter with sales in excess of $2 million.
•	Best-ever nine-month income recorded.

Net sales for the three months ended September 30, 2006 were $2,063,537, a decrease of 12.5% over sales of $2,357,703 in the third quarter of 2005. Net sales for the nine months ended September 30, 2006 were $6,363,325, an increase of 1.1% over sales of $6,293,400 for the nine months ended September 30, 2005.

For the three months ended September 30, 2006, American Access generated a net loss of $7,162 or $0.00 per basic and diluted share, which was a decrease of $16,168 (or 180%) from the net income of $9,006 or $0.00 per basic and diluted share over the comparative three-month period in 2005. For the nine months ended September 30, 2006, the Company generated net income of $130,450 or $0.02 per basic and diluted share, which was an increase of $191,827 (or 313%) from the net loss of $61,377 or ($0.01) per basic and diluted share over the comparative nine-month period in 2005. This year’s results include a charge of $40,000 in the September 30th quarter related to a litigation matter. Absent this charge, third quarter and nine month net income would have been $32,838 and $170,450, respectively, compared to net income of $9,006 and net loss of $61,377 for the same periods in 2005.

Joe McGuire, Chief Financial Officer, commented on the quarterly results and outlook for the balance of 2006 as follows:

“Our results in the third quarter reflect the progress we have made in improving our gross margin by increased productivity, better pricing, and an improved mix of business. These results support our confidence in projecting a profitable 2006. However, quarter-to-quarter sales and margin rates are subject to fluctuations due to many factors.

Our third quarter sales were the sixth consecutive quarter with over $2 million in sales. We expect 2006 will be our fourth consecutive record sales year. American Access maintained its strong balance sheet position during the third quarter, highlighted by reporting over $1,000,000 in cash and cash equivalents and maintaining its long-term debt-free status. American Access is firmly committed to driving profitable growth and creating shareholder value through the remainder of 2006.”

For detailed information about the quarter and nine months ended September 30, 2006, please read the Company’s financial statements and footnotes, which will be included in our Quarterly Report on Form 10-QSB to be filed with the Securities and Exchange Commission later today.

Update on Stockholder Meetings

We will conduct our annual stockholders meeting on December 19, 2006 and anticipate a special meeting of stockholders related to our proposed business combination with M&I Electric Industries, Inc. to be held early in the first quarter of 2007.

About American Access Technologies, Inc.

American Access manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Our Omega Metals division manufactures its proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques to public and private companies and U.S. government contractors.

Our Company SEC filings, news and product/service information are available at www.aatk.com.

Investor Notice: American Access Technologies, Inc. will file a proxy statement and other documents with the Securities and Exchange Commission in relation to the proposed business combination with M&I Electric Industries, Inc. Investors and shareholders are urged to carefully read these documents when they become available because they will contain important information concerning American Access Technologies, Inc., M&I Electric Industries, Inc. and the proposed business combination. A definitive proxy statement will be sent to shareholders of American Access seeking their approval of the transactions contemplated in connection with the business combination. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about American Access, without charge, at the SEC's website at http://www.sec.gov. Copies of the American Access proxy statement and the SEC filings that will be incorporated by reference in the proxy statement may also be obtained free of charge by directing a request to Joseph McGuire, CFO of American Access, at (352) 473-6673, by e-mail to jmcguire@aatk.com or by accessing the Company’s website at http://www.aatk.com .

American Access Technologies, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders. Information about these persons and a description of their direct or indirect interests, by security holdings or otherwise, can be found in American Access' Annual Report on Form 10-KSB filed with the SEC, and additional information about such persons may be obtained from the proxy statement related to this transaction when it becomes available.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Cautionary Note Concerning Forward-Looking Statements: This press release contains forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding future revenues and profits. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues and profits will be achieved or achieved on the schedule indicated. Furthermore, unanticipated future events, conditions and financial trends may affect the Company’s revenues, operating results and financial position. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in the Company’s SEC filings. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com

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